Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (File No. 333-178698) on Form S-8 of Mattress Firm Holding Corp. of our report dated June 29, 2012, relating to our audit of the consolidated financial statements of MGHC Holding Corporation as of January 1, 2011 and December 31, 2011 and for each of the three years in the period ended December 31, 2011, included in this Current Report on Form 8-K/A.

/s/ McGladrey LLP

Dallas, Texas

June 29, 2012